Exhibit 99.1
Filed pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to 14a-12 under the
Securities Exchange Act of 1934, as amended
Filing Person: W. P. Carey Inc.
Subject Company: Corporate Property Associates 17 – Global Incorporated
Commission File No.: 000-52891

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Second Quarter 2018 Financial Results

New York, NY – August 3, 2018 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2018.

Total Company

•	Net income attributable to W. P. Carey of $75.7 million, or $0.70 per diluted share

•	AFFO of $142.6 million, or $1.32 per diluted share

•	2018 AFFO guidance range narrowed to $5.40 to $5.50 per diluted share by raising the lower end of the range

•	Quarterly cash dividend raised to $1.02 per share, equivalent to an annualized dividend rate of $4.08 per share

•	Announced proposed merger with CPA®:17 in a $6 billion stock-for-stock transaction

Business Segments

Owned Real Estate

•	Segment net income attributable to W. P. Carey of $59.3 million

•	Segment AFFO of $116.5 million, or $1.08 per diluted share

•	Year-to-date total investment volume of $604.9 million, including $289.2 million of investments completed during the second quarter and an additional $209.5 million subsequent to quarter end

•	Gross disposition proceeds totaling $128.3 million

•	Portfolio occupancy of 99.6%

•	Weighted-average lease term increased to 10.0 years

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 1

Investment Management

•	Segment net income attributable to W. P. Carey of $16.4 million

•	Segment AFFO of $26.1 million, or $0.24 per diluted share

MANAGEMENT COMMENTARY

“Supported by the strength of our investment volume year-to-date we are narrowing our full-year AFFO guidance to between $5.40 and $5.50 per diluted share by raising the lower end of the range,” said Jason Fox, Chief Executive Officer of W. P. Carey. “We also remain on track to close the proposed merger with CPA:17 around the end of the year in a transformational transaction that we believe will create immediate and enduring value for our stakeholders.”

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues excluding reimbursable costs (net revenues) for the 2018 second quarter totaled $189.9 million, down 6.3% from $202.7 million for the 2017 second quarter.

•
Owned Real Estate: Owned Real Estate net revenues for the 2018 second quarter were $168.2 million, substantially unchanged from $168.7 million for the 2017 second quarter, due primarily to lower operating property revenues resulting from the disposition of a hotel operating property in April 2018, substantially offset by higher lease revenues, which increased primarily as a result of a stronger euro relative to the U.S. dollar and rent escalations.

•
Investment Management: Investment Management net revenues for the 2018 second quarter were $21.7 million, down 36.2% from $34.0 million for the 2017 second quarter, due primarily to lower structuring revenues resulting from the fully-invested status of the Managed Programs (as defined below) and the Company’s strategic decision to exit non-traded retail fundraising during 2017.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2018 second quarter was $75.7 million, up 17.7% compared to $64.3 million for the 2017 second quarter, due primarily to a higher aggregate gain on sale of real estate.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2018 second quarter was $1.32 per diluted share, down 4.3% from $1.38 per diluted share for the 2017 second quarter, due primarily to lower structuring revenues within Investment Management, which more than offset higher lease revenues from the Company’s Owned Real Estate portfolio.

Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on June 14, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $1.02 per share, equivalent to an annualized dividend rate of $4.08 per share. The dividend was paid on July 16, 2018 to stockholders of record as of June 29, 2018.

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 2

AFFO GUIDANCE

•
For the 2018 full year, the Company has narrowed its AFFO guidance range to between $5.40 and $5.50 per diluted share by raising the lower end of the range from $5.30, based on the following key assumptions:

(i)	investments for the Company’s Owned Real Estate portfolio of between $700 million and $1 billion, raising the lower end of the range from $500 million;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $300 million and $500 million, which is unchanged; and

(iii)	total general and administrative expenses of between $65 million and $70 million, which is unchanged.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

OWNED REAL ESTATE

Investments

•
During the 2018 second quarter, the Company completed investments totaling $289.2 million, consisting of an acquisition for $186.6 million, a property swap transaction in which a property with a fair value of $85.5 million was acquired in exchange for 23 properties transferred back to the same tenant and three completed capital investment projects at a total cost of $17.1 million. This investment activity brought total investment volume for the first half of 2018 to $395.4 million, including transaction-related costs and fees.

•
Subsequent to quarter end, the Company completed three additional acquisitions totaling $209.5 million, bringing total investment volume year-to-date to $604.9 million, including transaction-related costs and fees.

•
As of June 30, 2018, the Company had eight capital investment projects outstanding for an expected total investment of approximately $144.9 million, of which five projects totaling $70.1 million are currently expected to be completed during 2018.

Dispositions

•
During the 2018 second quarter, the Company disposed of 25 properties for total gross proceeds of $128.3 million, including the $85.5 million property swap transaction (described above) and the sale of a hotel operating property for $39.0 million, bringing total dispositions for the first half of 2018 to $163.8 million.

Composition

•
As of June 30, 2018, the Company’s Owned Real Estate portfolio consisted of 878 net lease properties, comprising 86.6 million square feet leased to 208 tenants, and one hotel operating property. As of that date, the weighted-average lease term of the net lease portfolio was 10.0 years and the occupancy rate was 99.6%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA:17 – Global (CPA:17) and CPA:18 – Global (CPA:18) (the CPA REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI® REITs, and together with the CPA REITs, the Managed REITs), and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs, the Managed Programs).

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 3

Acquisitions

•
During the 2018 second quarter, the Company structured three new student housing investments on behalf of CPA:18 totaling $94.7 million, bringing total investment volume on behalf of the Managed Programs for the first half of 2018 to $123.2 million.

Assets Under Management

•	As of June 30, 2018, the Managed Programs had total assets under management of approximately $13.4 billion.

PROPOSED MERGER WITH CPA:17

•
On June 17, 2018, the Company announced that its Board of Directors had unanimously approved a definitive merger agreement pursuant to which CPA:17 will merge with and into a subsidiary of W. P. Carey in a stock for-stock transaction valued at approximately $6 billion. The transaction was also approved by CPA:17’s Board of Directors upon the unanimous recommendation of a Special Committee of CPA:17’s independent directors.

•
The proposed merger and related transactions are subject to the satisfaction of a number of closing conditions set forth in the merger agreement, including approvals by stockholders of each of W. P. Carey and CPA:17. If these approvals are obtained and the other closing conditions are met, the Company currently expects the proposed merger to be completed at or around December 31, 2018, although there can be no assurance that it will occur at such time or at all.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2018 second quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on August 3, 2018.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Friday, August 3, 2018 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 4

W. P. Carey Inc.

Celebrating its 45th anniversary, W. P. Carey ranks among the largest diversified net lease REITs with an enterprise value of over $11 billion and a portfolio of operationally-critical commercial real estate totaling 878 properties covering approximately 87 million square feet. For over four decades the Company has invested in high-quality single-tenant industrial, warehouse, office and retail properties subject to long-term leases with built-in rent escalators. Its portfolio is located primarily in North America and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox with regard to the anticipated benefits and characteristics of the proposed merger with CPA:17, including the timing thereof, and statements with regard to: our investment pipeline and opportunities; weighted-average lease term, criticality, yields and occupancy rate of our owned real estate and other portfolio characteristics; annualized dividends and payout ratio; disposition and capital recycling plans, and the intended results thereof; our access to capital markets, as well as our financing activities; adjusted funds from operations coverage and guidance, including underlying assumptions, such as the timing of acquisitions, our level of general and administrative expense, and dispositions and the impact thereof, and our ability to execute on our strategy to create long-term shareholder value, including by maximizing recurring revenue streams. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws. W. P. Carey filed a Registration Statement on Form S-4 on July 27, 2018, and intends to mail the Joint Proxy Statement/Prospectus and other relevant documents to its security holders in connection with the proposed Merger.

WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY W. P. CAREY AND CPA:17 IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT W. P. CAREY, CPA:17 AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 5

Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials will also be available free of charge by accessing W. P. Carey’s website (http://www.wpcarey.com) or by accessing CPA:17’s website (http://www.cpa17global.com). Investors may also read and copy any reports, statements and other information filed by W. P. Carey or CPA:17 with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation

Information regarding W. P. Carey’s directors and executive officers is available in its proxy statement filed with the SEC by W. P. Carey on April 3, 2018 in connection with its 2018 annual meeting of stockholders, and information regarding CPA:17’s directors and executive officers is available in its proxy statement filed with the SEC by CPA:17 on April 20, 2018 in connection with its 2018 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC when they become available.

* * * * *

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,651,906	$5,457,265
Net investments in direct financing leases	705,588	721,607
In-place lease and other intangible assets	1,228,241	1,213,976
Above-market rent intangible assets	631,977	640,480
Investments in real estate	8,217,712	8,033,328
Accumulated depreciation and amortization (b)	(1,445,397)	(1,329,613)
Net investments in real estate	6,772,315	6,703,715
Equity investments in the Managed Programs and real estate (c)	363,622	341,457
Cash and cash equivalents	122,430	162,312
Due from affiliates	78,100	105,308
Other assets, net	288,173	274,650
Goodwill	642,060	643,960
Total assets	$8,266,700	$8,231,402

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,018,475	$2,474,661
Unsecured revolving credit facility	396,917	216,775
Unsecured term loans, net	—	388,354
Non-recourse mortgages, net	985,666	1,185,477
Debt, net	4,401,058	4,265,267
Accounts payable, accrued expenses and other liabilities	245,288	263,053
Below-market rent and other intangible liabilities, net	107,542	113,957
Deferred income taxes	88,871	67,009
Distributions payable	110,972	109,766
Total liabilities	4,953,731	4,819,052
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 107,200,687 and 106,922,616 shares, respectively, issued and outstanding	107	107
Additional paid-in capital	4,443,374	4,433,573
Distributions in excess of accumulated earnings	(1,132,182)	(1,052,064)
Deferred compensation obligation	36,007	46,656
Accumulated other comprehensive loss	(247,402)	(236,011)
Total stockholders’ equity	3,099,904	3,192,261
Noncontrolling interests	212,100	219,124
Total equity	3,312,004	3,411,385
Total liabilities and equity	$8,266,700	$8,231,402
________

(a)	Includes $42.3 million and $83.0 million of amounts attributable to operating properties as of June 30, 2018 and December 31, 2017, respectively. We sold one hotel operating property in April 2018.

(b)
Includes $679.0 million and $630.0 million of accumulated depreciation on buildings and improvements as of June 30, 2018 and December 31, 2017, respectively, and $766.4 million and $699.7 million of accumulated amortization on lease intangibles as of June 30, 2018 and December 31, 2017, respectively.

(c)
Our equity investments in the Managed Programs totaled $225.3 million and $201.4 million as of June 30, 2018 and December 31, 2017, respectively. Our equity investments in real estate joint ventures totaled $138.3 million and $140.0 million as of June 30, 2018 and December 31, 2017, respectively.

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Revenues
Owned Real Estate:
Lease revenues	$162,634	$163,213	$158,255
Reimbursable tenant costs	5,733	6,219	5,322
Operating property revenues	4,865	7,218	8,223
Lease termination income and other	680	942	2,247
	173,912	177,592	174,047
Investment Management:
Asset management revenue	17,268	16,985	17,966
Reimbursable costs from affiliates	5,537	5,304	13,479
Structuring revenue	4,426	1,739	14,330
Other advisory revenue	—	190	706
Dealer manager fees	—	—	1,000
	27,231	24,218	47,481
	201,143	201,810	221,528
Operating Expenses
Depreciation and amortization	64,337	65,957	62,849
General and administrative	16,442	18,583	17,529
Reimbursable tenant and affiliate costs	11,270	11,523	18,801
Property expenses, excluding reimbursable tenant costs (a)	8,908	9,899	10,530
Stock-based compensation expense	3,698	8,219	3,104
Merger and other expenses (b)	2,692	(37)	1,000
Subadvisor fees (c)	1,855	2,032	3,672
Impairment charges	—	4,790	—
Restructuring and other compensation (d)	—	—	7,718
Dealer manager fees and expenses	—	—	2,788
	109,202	120,966	127,991
Other Income and Expenses
Interest expense	(41,311)	(38,074)	(42,235)
Equity in earnings of equity method investments in the Managed Programs and real estate	12,558	15,325	15,728
Other gains and (losses)	10,586	(2,763)	(916)
	(18,167)	(25,512)	(27,423)
Income before income taxes and gain on sale of real estate	73,774	55,332	66,114
(Provision for) benefit from income taxes	(6,262)	6,002	(2,448)
Income before gain on sale of real estate	67,512	61,334	63,666
Gain on sale of real estate, net of tax	11,912	6,732	3,465
Net Income	79,424	68,066	67,131
Net income attributable to noncontrolling interests	(3,743)	(2,792)	(2,813)
Net Income Attributable to W. P. Carey	$75,681	$65,274	$64,318

Basic Earnings Per Share	$0.70	$0.60	$0.60
Diluted Earnings Per Share	$0.70	$0.60	$0.59
Weighted-Average Shares Outstanding
Basic	108,059,394	108,057,940	107,668,218
Diluted	108,234,934	108,211,936	107,783,204

Distributions Declared Per Share	$1.020	$1.015	$1.000

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2018	2017
Revenues
Owned Real Estate:
Lease revenues	$325,847	$314,036
Operating property revenues	12,083	15,203
Reimbursable tenant costs	11,952	10,543
Lease termination income and other	1,622	3,007
	351,504	342,789
Investment Management:
Asset management revenue	34,253	35,333
Reimbursable costs from affiliates	10,841	39,179
Structuring revenue	6,165	18,164
Other advisory revenue	190	797
Dealer manager fees	—	4,325
	51,449	97,798
	402,953	440,587
Operating Expenses
Depreciation and amortization	130,294	125,279
General and administrative	35,025	35,953
Reimbursable tenant and affiliate costs	22,793	49,722
Property expenses, excluding reimbursable tenant costs (a)	18,807	20,640
Stock-based compensation expense	11,917	10,014
Impairment charges	4,790	—
Subadvisor fees (c)	3,887	6,392
Merger and other expenses (b)	2,655	1,073
Restructuring and other compensation (d)	—	7,718
Dealer manager fees and expenses	—	6,082
	230,168	262,873
Other Income and Expenses
Interest expense	(79,385)	(84,192)
Equity in earnings of equity method investments in the Managed Programs and real estate	27,883	31,502
Other gains and (losses)	7,823	(400)
	(43,679)	(53,090)
Income before income taxes and gain on sale of real estate	129,106	124,624
Provision for income taxes	(260)	(1,143)
Income before gain on sale of real estate	128,846	123,481
Gain on sale of real estate, net of tax	18,644	3,475
Net Income	147,490	126,956
Net income attributable to noncontrolling interests	(6,535)	(5,154)
Net Income Attributable to W. P. Carey	$140,955	$121,802

Basic Earnings Per Share	$1.30	$1.13
Diluted Earnings Per Share	$1.30	$1.13
Weighted-Average Shares Outstanding
Basic	108,058,671	107,615,644
Diluted	108,243,063	107,801,318

Distributions Declared Per Share	$2.035	$1.995
__________

(a)
Amounts for the three and six months ended June 30, 2018 include $3.6 million and $9.3 million, respectively, of property expenses related to two hotel operating properties, one of which we sold in April 2018.

(b)
Amounts for the three and six months ended June 30, 2018 are primarily comprised of costs incurred in connection with our proposed merger with CPA:17. Amounts for the three and six months ended June 30, 2017 are primarily comprised of accruals for estimated one-time legal settlement expenses.

(c)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global. Pursuant to the terms of the subadvisory agreement we had with Carey Credit Income Fund’s (CCIF) subadvisor (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(d)	Amounts for the three and six months ended June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net income attributable to W. P. Carey	$75,681	$65,274	$64,318
Adjustments:
Depreciation and amortization of real property	63,073	64,580	61,636
Gain on sale of real estate, net	(11,912)	(6,732)	(3,465)
Impairment charges	—	4,790	—
Proportionate share of adjustments for noncontrolling interests	(2,729)	(2,782)	(2,562)
Proportionate share of adjustments to equity in net income of partially owned entities	902	1,252	833
Total adjustments	49,334	61,108	56,442
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	125,015	126,382	120,760
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,303	11,802	12,323
Other amortization and non-cash items (b)	(7,437)	5,146	6,693
Stock-based compensation	3,698	8,219	3,104
Tax expense (benefit) – deferred	3,028	(12,155)	(1,382)
Merger and other expenses (c)	2,692	(37)	1,000
Straight-line and other rent adjustments	(2,637)	(2,296)	(2,965)
Amortization of deferred financing costs	1,905	(194)	2,542
Realized losses (gains) on foreign currency	627	(1,515)	(378)
Loss (gain) on extinguishment of debt	—	1,609	(2,443)
Restructuring and other compensation (d)	—	—	7,718
Proportionate share of adjustments to equity in net income of partially owned entities	3,635	1,752	1,978
Proportionate share of adjustments for noncontrolling interests	(230)	(343)	(513)
Total adjustments	17,584	11,988	27,677
AFFO Attributable to W. P. Carey (a)	$142,599	$138,370	$148,437

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$125,015	$126,382	$120,760
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.16	$1.16	$1.12
AFFO attributable to W. P. Carey (a)	$142,599	$138,370	$148,437
AFFO attributable to W. P. Carey per diluted share (a)	$1.32	$1.28	$1.38
Diluted weighted-average shares outstanding	108,234,934	108,211,936	107,783,204

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2018	2017
Net income attributable to W. P. Carey	$140,955	$121,802
Adjustments:
Depreciation and amortization of real property	127,653	122,818
Gain on sale of real estate, net	(18,644)	(3,475)
Impairment charges	4,790	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(5,511)	(5,103)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	2,154	3,550
Total adjustments	110,442	117,790
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	251,397	239,592
Adjustments:
Above- and below-market rent intangible lease amortization, net	24,105	24,814
Stock-based compensation	11,917	10,014
Tax benefit – deferred	(9,127)	(6,933)
Straight-line and other rent adjustments	(4,933)	(6,465)
Merger and other expenses (c)	2,655	1,073
Other amortization and non-cash items (b)	(2,291)	8,787
Amortization of deferred financing costs	1,711	3,942
Loss (gain) on extinguishment of debt	1,609	(1,531)
Realized (gains) losses on foreign currency	(888)	25
Restructuring and other compensation (d)	—	7,718
Proportionate share of adjustments to equity in net income of partially owned entities	5,387	2,528
Proportionate share of adjustments for noncontrolling interests	(573)	(889)
Total adjustments	29,572	43,083
AFFO Attributable to W. P. Carey (a)	$280,969	$282,675

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$251,397	$239,592
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$2.32	$2.22
AFFO attributable to W. P. Carey (a)	$280,969	$282,675
AFFO attributable to W. P. Carey per diluted share (a)	$2.60	$2.62
Diluted weighted-average shares outstanding	108,243,063	107,801,318
__________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)	Primarily represents unrealized gains and losses from foreign exchange movements and derivatives.

(c)
Amounts for the three and six months ended June 30, 2018 are primarily comprised of costs incurred in connection with our proposed merger with CPA:17. Amounts for the three and six months ended June 30, 2017 are primarily comprised of accruals for estimated one-time legal settlement expenses.

(d)	Amounts for the three and six months ended June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2018 Earnings Release 8-K – 12